EXHIBIT 3.1

HALLIBURTON COMPANY
BY-LAWS
AS AMENDED

Offices
1.          The registered office of Halliburton Company (the "Corporation") required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be in the City of Dover, County of Kent, State of Delaware, or at such other office (which need not be a place of business or principal office of the Corporation) as may be designated by the Board of Directors in the manner provided by law, and the name of the agent in charge thereof shall be Capitol Services, Inc.  The Corporation's principal executive office is located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032. The Corporation shall also have offices at such other places as the Board of Directors may appoint.
Seal
2.          The corporate seal shall have inscribed thereon around the margin the words "Halliburton Company" and "Delaware" and across the center thereof the words "Corporate Seal."  The Secretary shall have custody of the corporate seal and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary.
 Stockholders' Meetings
3.          All meetings of the stockholders for the election of Directors shall be held in the City of Houston, State of Texas, at such place as may be fixed by the Board of Directors or at such other place either within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting.
4.          Annual meetings of the stockholders shall be held on the third Wednesday in the month of May each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 a.m., or at such other date and time as shall be designated by the Board of Directors and stated in the notice of meeting. At such meeting, the stockholders shall elect a Board of Directors in the manner provided for in the Certificate of Incorporation and transact such other business as may be brought before the meeting.  At any meeting of stockholders where Directors are elected, each Director shall be elected by the vote of the majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote in the election of Directors; provided, that if the number of nominees exceeds the number of Directors to be elected and all stockholder proposed nominee(s) have not been withdrawn before the tenth (10th) day preceding the earlier to occur of (i) the day on which the

Corporation mails proxy materials to stockholders for the meeting or (ii) the day on which the Corporation mails notice of internet availability of proxy materials to stockholders for the meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors.  For purposes of this Section 4, a majority of the votes cast means that the number of shares voted "for" a Director must exceed the number of votes cast "against" that Director; abstentions will be ignored.  As a condition to being nominated for election or reelection, each incumbent Director shall sign and deliver to the Board of Directors an irrevocable letter of resignation that is only deemed tendered as of the date of the certification of the election results for any Director who fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast.  Such resignation shall only be effective upon acceptance by the Board of Directors.  If an incumbent Director fails to achieve a majority of the votes cast at an election of Directors where Directors are elected by a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.  The Board of Directors will act on the Nominating and Corporate Governance Committee's recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.  The resignation, if accepted by the Board of Directors, will be effective at the time of the Board of Directors' determination to accept the resignation.  Directors shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected and qualified.  Each incumbent Director shall also submit an irrevocable letter of resignation as described in Section 6.
5.          At an annual or special meeting of the stockholders, only business properly brought before the meeting shall be conducted.  To be properly brought before a meeting of the stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting in accordance with this Section 5 by a person that is a stockholder of record both at the time of the giving of notice provided for in this Section 5 and at the time of the meeting.  In addition to any other requirements, for business to be properly brought before a meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary.  To be timely under this Section 5, a stockholder's notice must be delivered to and received by the Secretary at the Corporation's principal executive office by hand or by certified or registered mail, return receipt requested (a) with respect to business to be conducted at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after such anniversary date, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the close of business on the tenth (10th) day following the public announcement; and (b) with respect to business to be conducted at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 12 requesting that a special meeting be called, the requirements of which notice are provided in that section, not later than the close of business on the tenth (10th) day following the first public announcement of the date of such special meeting. In no event shall any adjournment, rescheduling, or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice.

In order to assist the Corporation and the Board of Directors in making a recommendation with respect to the proposed business, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (i) a brief description of the business proposed to be brought before the meeting, including the text of any resolution proposed for consideration, and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is being made; (iii) the number of shares of common stock, par value $2.50 per share, of the Corporation ("Common Stock") and any derivatives, hedged positions, and other economic or voting interests in or relating to the Common Stock, in each case which are Owned (as defined in Section 7(c)) by each of the stockholder and the beneficial owner, if any; (iv) a representation that the stockholder or a Qualified Representative of the stockholder intends to appear in person at the meeting to bring the proposed business before the meeting; (v) any substantial interest (within the meaning of Item 5 of Schedule 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the stockholder and of the beneficial owner, if any, in such business; and (vi) any agreement, arrangement, or understanding the stockholder or beneficial owner, if any, may have with others regarding the proposed business.  To be considered a "Qualified Representative" of a stockholder, a person must provide evidence that they are a duly authorized officer, manager, or partner of such stockholder or authorized by a written document executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) and delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
Notwithstanding anything in the By-laws to the contrary, no business  (other than the nomination of a person for election as a Director, which is governed by Section 6, the nomination of a person for election as a Director and inclusion of such nominee in the Corporation's proxy materials for an annual meeting of stockholders, which is governed by Section 7, and matters properly brought under Rule 14a-8 (or any successor provision) of the Exchange Act and included in the Corporation's notice of meeting) shall be conducted at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 5.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of the item of business have been received by the Corporation.  Further, if the stockholder proposing the business or a Qualified Representative does not appear at the meeting to present the item of business, including any item of business brought under Rule 14a-8 (or any successor provision) of the Exchange Act, the Chairman of the meeting may determine that the item will be disregarded, notwithstanding that proxies in respect of the item of business have been received by the Corporation.

A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 5.
6.          Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of stockholders (i) by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors; or (ii) by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6 and who is a stockholder of record both at the time of the giving of notice provided for in this Section 6 and at the time of the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary.  To be timely under this Section 6, a stockholder's notice must be delivered to and received by the Secretary at the Corporation's principal executive office by hand or by certified or registered mail, return receipt requested (a) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event the annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after such anniversary date, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, not later than the close of business on the tenth (10th) day following the public announcement; and (b) with respect to an election to be held at a special meeting of stockholders, other than a notice of a stockholder or stockholders pursuant to Section 12 requesting that a special meeting be called to elect Directors, the requirements of which notice are provided in that section, not later than the close of business on the tenth (10th) day following the first public announcement of the date of such special meeting.  In no event shall any adjournment, rescheduling, or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice.
In order to assist the Corporation and the Board of Directors in making a recommendation with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, a stockholder's notice to the Secretary shall (i) set forth as to each proposed nominee (a) the name, age, business address, and residence address of the person; (b) the principal occupation or employment of the person; (c) the number of shares of Common Stock and derivatives, hedged positions, and other economic or voting interests in or relating to the Common Stock, in each case which are Owned by the person; (d) a statement confirming that the person intends to tender the advance resignations described in Section 4 and in this Section 6 of these By-laws; (e) any undisclosed Voting Commitments (as defined below) or other arrangements with respect to the person's actions as a Director; (f) other arrangements or matters that would prevent the person from being considered (1) independent under the listing standards of the New York Stock Exchange ("NYSE"), any applicable rules of the SEC, and the Corporation's Corporate Governance Guidelines, or (2) independent under the audit committee independence requirements set forth in the listing standards of the NYSE, as a "non-employee director" under Exchange Act Rule 16b-3 (or any successor provision), or as an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (g) whether the person (1) is or has been, within the past three (3) years, an officer, director, or employee of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (2) is or has been, within the past three (3) years, an officer, director, or employee of the stockholder nominating such person, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has previously been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), or (4) is subject to any order of the type specified in Rule 506(d) (or any successor provision) of Regulation D promulgated under the Securities Act of 1933, as amended; and (h) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors in an election contest, or is otherwise required, pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (ii) set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is being given (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any; and (b) the number of shares of Common Stock and derivatives, hedged positions, and other economic or voting interests in or relating to the Common Stock, in each case which are Owned by each of the stockholder and beneficial owner, if any; (iii) set forth information as to any material relationships within the past three (3) years, including financial transactions and compensation, between or among any of the stockholder, the beneficial owner, if any, on whose behalf the notice is being given, any of their respective associates and affiliates or any other person acting in concert therewith, on the one hand, and the proposed nominee, any of the proposed nominee's associates and affiliates or any other person acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) include with respect to each proposed nominee, a completed and signed questionnaire and a signed representation and agreement as described below in this Section 6.  The Corporation may require any proposed nominee to furnish, within five (5) business days after the information is requested, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director.  With respect to any proposed nominee nominated in accordance with this Section 6 by a stockholder of record Owning (as defined in Section 7(c)) at least one percent (1%) of the issued and outstanding Common Stock of the Corporation continuously for at least one (1) year as of the date the written notice of the nomination is submitted to the Corporation, the Secretary will contact such nominee in accordance with the Corporation's Corporate Governance Guidelines.  Other than Directors chosen pursuant to the provisions of Section 14, no person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 6 and, in the case of a special meeting of stockholders, Section 12.
To be eligible to be a nominee for election or reelection as a Director, the proposed nominee must deliver to the Secretary at the Corporation's principal executive office, in accordance with the time periods and methods prescribed for delivery of notice under this Section 6, a written questionnaire with respect to the background and qualification of such proposed nominee (which form of questionnaire shall be provided by the Secretary upon written request), such proposed nominee's written consent to serve as a director if elected, and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (a) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation in writing or (b) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply with such proposed nominee's fiduciary duties under applicable law, if elected as a Director; (ii) except as disclosed to the Corporation in writing, (a) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, indemnification, or other payment in connection with candidacy or service as a Director and (b) has not received any such compensation or other payment from any person or entity other than the Corporation in connection with candidacy or service as a Director; and (iii) would be in compliance, if elected as a Director, and will comply with all applicable  corporate governance, ethics, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation applicable to Directors.
To be eligible to be a nominee for election or reelection as a Director (whether by or at the direction of the Board of Directors, by any stockholder, or otherwise), the proposed nominee must sign and deliver to the Board of Directors an irrevocable letter of resignation, in a form satisfactory to the Board of Directors, that is (i) limited to, conditioned on, and deemed tendered upon a finding by the disinterested Directors, even though less than a quorum and in accordance with the procedures described below in this paragraph, that the Director, in connection with the performance of his or her duties as a Director, Participated in a Significant Violation or Recklessly disregarded his or her duty to exercise reasonable oversight; and (ii) subject to the acceptance of the resignation by the disinterested Directors.  The disinterested members, if any, of the Nominating and Corporate Governance Committee will review the Director's conduct and make a recommendation to the Board of Directors regarding whether the Director's act or failure to act constitutes the conduct described above in this paragraph and whether to accept or reject the resignation or whether other action should be taken.  The disinterested Directors will act on the recommendation of the disinterested members, if any, of the Nominating and Corporate Governance Committee considering all factors that the disinterested Directors believe to be relevant, and will determine whether the Director's act or failure to act constitutes the conduct described above in this paragraph and whether to accept or reject the resignation or whether other action should be taken. The resignation, if accepted by the disinterested Directors, will be effective at the time of the disinterested Directors' determination to accept the resignation.
For purposes of the immediately preceding paragraph:
"Recklessly" means a knowing disregard of a substantial and unjustifiable risk that amounts to an "I do not care" attitude; it occurs when a person, with no intent to cause harm, performs an act so unreasonable and so dangerous that he or she knows that, or consciously disregards whether, harm will probably result; and

 "Participated in a Significant Violation" means an individual breached his or her fiduciary duty by knowingly or Recklessly engaging in a material violation of a U.S. federal or state law.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.  Further, if the stockholder proposing the nominee or a Qualified Representative does not appear at the meeting to present the nomination, the nomination will be disregarded, notwithstanding that proxies in respect of such nomination have been received by the Corporation.
The requirements of this Section 6 shall apply to any nomination of a person for election as a Director by a stockholder.  A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 6.
7.          (a)          Inclusion of Stockholder Nominee in the Corporation's proxy materials.  Subject to the terms and conditions of these By-laws, the Corporation shall include in its proxy materials for an annual meeting of stockholders following the 2017 annual meeting of stockholders the name (which shall also be included on the Corporation's form of proxy and ballot) of, and the Required Information (as defined in Section 7(e)) relating to, any nominee for election or reelection to the Board of Directors satisfying the eligibility requirements of this Section 7 (a "Stockholder Nominee"), and who is identified in a timely and proper notice that both complies with this Section 7 (the "Stockholder Notice") and is given by a stockholder on behalf of one or more stockholders or beneficial owners (an "Eligible Stockholder") that:

(i)          expressly elects at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the Corporation's proxy materials;

(ii)          Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the issued and outstanding Common Stock as of the date of the Stockholder Notice (the "Required Shares"); and

(iii)          satisfies such additional requirements as set forth in these By-laws.

(b)          Ownership aggregation.  For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under Section 7(a)(ii):

(i)          the issued and outstanding shares of Common Stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has individually Owned continuously for at least three (3) years as of the date of the Stockholder Notice may be aggregated in order to meet the required three percent (3%) threshold, provided that the number of stockholders and beneficial owners whose Ownership of shares that is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 7 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in this Section 7); and

(ii)          two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner.

(c)          Determination of Ownership.  For purposes of these By-laws:

(i)          A stockholder or beneficial owner shall be deemed to "Own" only those issued and outstanding shares of Common Stock as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with this Section 7(c) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of issued and outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person's or its affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliates. The terms "Owned," "Ownership," "Owning," and other variations of the word "Own," when used with respect to a stockholder or beneficial owner, shall have correlative meanings.  For purposes of Section 6 and Section 7, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the general rules and regulations under the Exchange Act.

(ii)          A stockholder or beneficial owner shall "Own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person's Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii)          A stockholder or beneficial owner's Ownership of otherwise Owned shares shall be deemed to continue during any period in which the person has loaned such shares in the ordinary course of business, provided that the person has retained the power to recall such loaned shares on not more than five (5) business days' notice, the person gives notice to recall the loaned shares within three (3) business days of being notified that its Stockholder Nominee is expected to be included in the Corporation's proxy materials for the relevant annual meeting of stockholders assuming applicable requirements are met, and the person continuously holds the recalled shares through and as of the date of the annual meeting of stockholders.

(d)          Participation limited to one Eligible Stockholder.  No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 7.

(e)          Required Information to be included in the Corporation's proxy materials.  For purposes of this Section 7, the "Required Information" that the Corporation will include in its proxy materials is:

(i)          the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii)          if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation's proxy materials for the annual meeting of stockholders (the "Stockholder Statement").

Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Stockholder Statement that the Corporation, in good faith, believes would violate any applicable law, rule, regulation, or listing standard.  For the avoidance of doubt, and notwithstanding anything to the contrary in this Section 7 or otherwise in these By-laws, the Corporation may in its sole discretion solicit against and include in its proxy materials its own statements (including without limitation any statement in opposition to the Stockholder Nominee) or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(f)          Information required of Eligible Stockholder.  The Stockholder Notice shall set forth all information and materials required in the stockholder notice under Section 6 as to each stockholder or beneficial owner that together is an Eligible Stockholder and provide all questionnaires, consents, representations, agreements, and letters of resignation required from the proposed nominee under Section 6 for each Stockholder Nominee, and in addition shall include or be accompanied by:

(i)          the written consent of each Stockholder Nominee to being named in the Corporation's proxy materials as a nominee and to serving as a Director if elected;

(ii)          a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such resignation is irrevocable and that it shall become effective upon a determination by the Board of Directors (excluding, for purposes of such determination, such Stockholder Nominee) that (a) any of the information provided to the Corporation by the Eligible Stockholder or such Stockholder Nominee in respect of the nomination of the Stockholder Nominee pursuant to this Section 7 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (b) the Stockholder Nominee or the Eligible Stockholder shall have breached its obligations under this Section 7;

(iii)          a copy of the Schedule 14N that has been or will be filed with the SEC under Exchange Act Rule 14a-18 (or any successor provision);

(iv)          the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of Common Stock it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and its intentions with respect to continuing to Own such shares for at least one (1) year following the annual meeting of stockholders, which statement shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;

(B) the Eligible Stockholder's agreement to provide (1) the information required under Section 6 above, and (2) written statements from the record holder and intermediaries as required under Section 7(h) verifying the Eligible Stockholder's continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting of stockholders;

(C) the Eligible Stockholder's representation and warranty that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 7, (3) has not engaged and will not engage in, and has not been and will not be a "participant" (as defined in Item 4 of Exchange Act Schedule 14A) (or any successor provision) in, a "solicitation" within the meaning of Exchange Act Rule 14a-1(l) (or any successor provision) in support of the election of any individual as a Director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors, and (4) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and

(D) the Eligible Stockholder's agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted or information provided by the Eligible Stockholder or its Stockholder Nominee pursuant to this Section 7,
 (3) comply with all laws, rules, regulations, and listing standards applicable to its nomination and any solicitation in connection with the annual meeting of stockholders, (4) file all materials described in Section 7(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor provision) or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A (or any successor provision), and (5) provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation; and

(v)          in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g)          Timing of Stockholder Notice.  To be timely under this Section 7, a Stockholder Notice shall be delivered to and received by the Secretary at the Corporation's principal executive office by hand or by certified or registered mail, return receipt requested within the time frame provided in Section 6 with respect to an election of Directors to be held at an annual meeting of stockholders (such time frame for purposes of this Section 7, the "Proxy Access Notice Window").  In no event shall any adjournment, rescheduling, or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice.

(h)          Evidence of Required Share Ownership.  An Eligible Stockholder must:

(i)          within five (5) business days after the date of the Stockholder Notice (and in any event no later than the closing of the Proxy Access Notice Window), provide one or more written statements, dated not more than seven (7) calendar days prior to the date provided, from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 7;

(ii)          include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 7;

(iii)          file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation's annual meeting of stockholders, one or more of the Corporation's Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor provision) or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A (or any successor provision); and

(iv)          as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, not later than five (5) business days after the date of the Stockholder Notice (and in any event no later than the closing of the Proxy Access Notice Window), provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 7(b)(ii).

The information provided pursuant to this Section 7(h) shall be deemed part of the Stockholder Notice for purposes of this Section 7.

 (i)          Correction of erroneous information regarding Eligible Stockholder or Stockholder Nominee.  In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly, and in any event within forty-eight (48) hours of discovery of such misstatement or omission, notify the Secretary at the Corporation's principal executive office and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation's right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 7.

(j)          Omitting Stockholder Nominee.  Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)          the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 7), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 7) was not, when provided, true, correct, complete, and not misleading, or the requirements of this Section 7 have otherwise not been met;

(ii)          the Stockholder Nominee (A) is not independent under the listing standards of the NYSE, any applicable rules of the SEC, and the Corporation's Corporate Governance Guidelines, in each case as determined by the Board of Directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the listing standards of the NYSE, as a "non-employee director" under Exchange Act Rule 16b-3 (or any successor provision), or as an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three (3) years, an officer, director, or employee of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is or has been, within the past three (3) years, an officer, director, or employee of the Eligible Stockholder nominating such person, (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has previously been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), or (F) is subject to any order of the type specified in Rule 506(d) (or any successor provision) of Regulation D promulgated under the Securities Act of 1933, as amended;

(iii)          a notice is delivered to the Corporation under Section 6 indicating that any stockholder intends to nominate any candidate for election to the Board of Directors unless that notice is expressly withdrawn in the Stockholder Notice; or

(iv)          the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Certificate of Incorporation, these By-laws, or any applicable state or federal law, rule, regulation, or listing standard.

(k)          Maximum number of Stockholder Nominees.  The maximum number of Stockholder Nominees that may be included in the Corporation's proxy materials pursuant to this Section 7 shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 7, or if such amount is not a whole number, the next lower whole number; provided, however, that this number shall be reduced by (i) any Stockholder Nominee whose name was submitted for inclusion in the Corporation's proxy materials pursuant to this Section 7 but ceases to satisfy the eligibility requirements of Section 7 after the Corporation's receipt of the Stockholder Notice, whose nomination is subsequently withdrawn, or that the Board of Directors decides to nominate as a Board of Directors nominee or otherwise appoint to the Board; (ii) the number of Director candidates or Directors in office for whom access to the Corporation's proxy materials was previously provided or requested pursuant to this Section 7 other than (A) any such Director referred to in this clause (ii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (B) any such Director who at the time of such annual meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms; and (iii) the number of Director candidates or Directors in office that were elected or appointed to the Board, or will be included in the Corporation's proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement, or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of Common Stock, by such stockholder or group of stockholders, from the Corporation), other than any such Director referred to in this clause (iii) who at the time of such annual meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the maximum number after such reduction with respect to this clause (iii) equals or exceeds one. In the event that one or more vacancies for any reason occurs after the deadline in Section 7(g) for delivery of the Stockholder Notice but before the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of Directors in office as so reduced, and Stockholder Nominees will be eliminated in the reverse order in which such nominees were eligible for inclusion in accordance with the following paragraph.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation's proxy materials pursuant to this Section 7 shall (i) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation's proxy materials in the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds the maximum number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Stockholder Notice delivered to the Corporation with respect to all Stockholder Nominee(s) submitted pursuant thereto.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds this maximum number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation's proxy materials in accordance with the following provisions: Each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) selected for inclusion in the Corporation's proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the maximum number has previously been reached). If the maximum number is not reached after one Stockholder Nominee is selected for each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder), this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 7 is thereafter nominated by the Board of Directors or appointed to the Board, or not included in the Corporation's proxy materials, or not submitted for Director election for any reason (including the withdrawal of such Stockholder Nominee or the Eligible Stockholder's or Stockholder Nominee's failure to comply with this Section 7), whether before or after the mailing or other distribution of the Corporation's proxy materials, the Corporation shall not be required to include any other nominee or nominees in the Corporation's proxy materials or otherwise submit any person for Director election in substitution thereof.

(l)          Stockholder Nominee ineligibility.  Any Stockholder Nominee who is included in the Corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders for any reason, including for the failure to comply with any provision of these By-laws (provided that in no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of Directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 7 for the next two annual meetings of stockholders.  In the event that any stockholders or beneficial owners, either individually or as part of a group, nominates either a Stockholder Nominee pursuant to this Section 7 or a nominee pursuant to Section 6 that is elected to the Board of Directors, then such stockholders or beneficial owners shall not be permitted to utilize the provisions set forth in this Section 7 for the next two annual meetings of stockholders after such person is elected to the Board of Directors other than to re-nominate such person pursuant to this Section 7 for reelection to the Board.

(m)          Board of Directors interpretations and determinations.  The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 7 and to make any and all determinations necessary or advisable to apply this Section 7 to any persons, facts, or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 7 and has otherwise met the requirements of this Section 7, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 7, and (iv) whether any and all requirements of this Section 7 (including any applicable requirements of Section 6) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board of Directors, if (i) the Eligible Stockholder or (ii) a Qualified Representative of the stockholder does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation.

 This Section 7 shall be the exclusive method for stockholders to require the Corporation to include nominees for Director election in the Corporation's proxy materials for an annual meeting of stockholders.

8.          The holders of a majority of the issued and outstanding Common Stock present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business.  The Chairman of the Board of Directors, the Chief Executive Officer, or the Chairman of the meeting may adjourn a meeting of stockholders from time to time, whether or not there is a quorum.  No notice of the time and place, if any, of adjourned meetings need be given, except as required by applicable law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
9.          At each meeting, every stockholder shall be entitled to vote in person or by proxy and shall have one (1) vote for each share of Common Stock registered in such stockholder's name on the stock books of the Corporation, except as provided in Section 14 hereof.
10.          Written notice of a meeting of stockholders shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to such stockholder's address as it appears on the records of the Corporation.
11.          A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of Common Stock registered in the name of each stockholder shall be prepared and shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive office of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as Chairman of the meeting, or in the absence of such a person, the Chairman of the Board, or if none or in the Chairman of the Board's absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer's absence or inability to act, such other officer as may be present at the meeting.  The Secretary, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint any person present to act as secretary of the meeting.   The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules, and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
12.          Special meetings of the stockholders shall be called by the Secretary or an Assistant Secretary upon the request of the Chairman of the Board, the Chief Executive Officer, the President (if a Director), or the Board of Directors.
Subject to the provisions in this Section 12, special meetings of the stockholders shall also be called by the Secretary or an Assistant Secretary upon a written request delivered to and received by the Secretary at the Corporation's principal executive office by hand or by certified or registered mail, return receipt requested, signed by (i) a stockholder Owning at least ten percent (10%) of the issued and outstanding Common Stock or (ii) two or more stockholders Owning in the aggregate at least twenty-five percent (25%) of the issued and outstanding Common Stock.  The record date for determining stockholders entitled to request a special meeting shall be the date on which the first request for such special meeting was delivered to the Secretary.  The stockholder's written request shall be accompanied by one or more written statements, dated within seven (7) calendar days from the date provided, from the record holder(s) of the requisite number of shares and from each intermediary through which such shares are or have been held, specifying the number of shares that the stockholder Owns.  Except as otherwise provided in this Section 12, Section 5 (in the case of all matters to be considered at a meeting other than Director nominations) or Section 6 (in the case of Director nominations) shall apply with respect to such request.
A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares required in order for the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.
Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. Furthermore, a special meeting request shall not be valid (and the Board of Directors shall have no obligation to call a special meeting in respect of such special meeting request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.

13.          (a)  Stockholder action by written consent. In the case of action to be taken by a stockholder or stockholders by written consent, no written consent shall be effective to take the action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to and received by the Corporation in accordance with this Section 13 within sixty (60) days of the record date for taking such action by written consent, or if no such record date has been set, within sixty (60) days of the date the earliest dated written consent was received by the Corporation in accordance with this Section 13.  Every written consent shall be signed by one or more persons who as of the record date are stockholders of record, shall bear the date of signature of each such stockholder, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such consent and the number of shares of Common Stock of the Corporation which are owned of record and beneficially by each such stockholder, and shall be delivered to and received by the Secretary at the Corporation's principal executive office by hand or by certified or registered mail, return receipt requested.
(b) Record date for stockholder action by written consent.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to and received by the Secretary at the Corporation's principal executive office.  To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal executive office, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery of such consent shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)  Inspector of stockholder written consent.  In the event of the delivery, in the manner provided by this Section 13, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage an independent inspector of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspector to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspector certifies to the Corporation that the consents delivered to the Corporation in accordance with this Section 13 represent at least the minimum number of votes necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

14.          Cumulative voting shall not be allowed.  Each stockholder shall be entitled, at all elections of Directors, to as many votes as shall equal the number of shares of Common Stock held and owned by such stockholder and entitled to vote at such meeting under Article EIGHTH of the Certificate of Incorporation, as amended, for as many Directors as there are to be elected, unless such right to vote in such manner is limited or denied by other provisions of the Certificate of Incorporation.
Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting of the stockholders.
15.          The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.
16.          Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Executive Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Board of Directors and Committees
17.          The property and business of the Corporation shall be managed by its Board of Directors.  The number of Directors which shall constitute the whole Board of Directors shall not be less than eight (8) nor more than twenty (20).  Within these limits, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders.
18.          The Directors shall hold their meetings in Houston, Texas, and at such other places as they may designate, and may keep the books of the Corporation outside of Delaware, in the City of Houston, Texas, or at such other places as they may determine.
19.          In addition to the powers and authorities conferred by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are permitted by the Certificate of Incorporation and not by statute required to be exercised or done by the stockholders.
20.          Each Director shall be paid such fees as the Board of Directors may by resolution determine.
21.          The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Directors in the management of the business and affairs of the Corporation.
Meetings of the Board of Directors and Standing and Special Committees
22.          Immediately after each annual meeting of stockholders, the newly elected Board of Directors shall meet and for the ensuing year elect such officers as may be determined by the Board of Directors and shall attend to such other business as may come before the Board of Directors.
23.          Regular meetings of the Board of Directors and standing or special committees of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors or the committees, as applicable.
24.          At all meetings of the Board of Directors and standing or special committees, a majority of Directors or committee members, as applicable, shall constitute a quorum.
25.          Special meetings of the Board of Directors or standing or special committees may be called by the Chairman of the Board, such number of Directors as would constitute a quorum with respect to a meeting of, as applicable, the Board of Directors or committee, the Chief Executive Officer, the President (if a Director), or the Secretary upon one (1) day's notice to each Director or committee member, as applicable, either personally or in the manner permitted by Section 32.

Officers
26.          The Board of Directors shall elect a Chief Executive Officer and a Secretary, and shall choose a Chairman of the Board from among its members.  The Board of Directors may also elect a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as the Board of Directors deems appropriate.  Each such officer shall hold office after his or her election until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the Secretary at the Corporation's principal executive office.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person.  Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.
27.          The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.
Common Stock
28.          (a)          Shares.  The shares of Common Stock of the Corporation shall be represented by certificates or shall be uncertificated.  Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder.  Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation.
The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of uncertificated shares or certificates for shares of Common Stock.
(b)          Certificates for shares of Common Stock.  The certificates for shares of Common Stock shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors.  All certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President (if any), or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Corporation, countersigned by an independent transfer agent and registered by an independent registrar.  Any or all of the signatures may be facsimiles if permitted by the regulations of the NYSE then in effect.

In case any officer of the Corporation, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent, or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
All certificates for shares of Common Stock shall be consecutively numbered as the same are issued.  The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.
(c)          Statements relating to uncertificated shares.  Within two (2) business days after uncertificated shares of Common Stock have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration, and such other information as may be required or appropriate.
(d)          Record owners.  The Corporation shall (i) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Corporation to receive dividends and to vote as such owner and (ii) not be bound to recognize any equitable or other claim to or interest in any share of the Corporation on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Transfer of Shares of Common Stock
29.          Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of Common Stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, the issuance of new equivalent uncertificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
Record Dates
30.          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of Common Stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting or such action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  The Board of Directors shall establish a record date for a special meeting of stockholders requested to be held by a stockholder or stockholders pursuant to Section 12 within thirty (30) days of the receipt of the request.

Dividends
31.          Dividends upon the Common Stock may be declared by the Board of Directors at any regular or special meeting.
Notice
32.          Whenever, under the provisions of these By-laws, notice is required to be given by the Corporation, such notice shall be in writing and shall be given (and shall be deemed to be duly received at the time so given) by personal delivery, by express courier service, or by mail, postage prepaid, to the person to whom notice is required, at such address as appears on the records of the Corporation.  Notice may also be given by electronic transmission (if consented to, in the case of stockholders), which notice shall be deemed to have been given when sent or transmitted.
33.          Any stockholder, Director, or officer of the Corporation may waive any notice required to be given under these By-laws.
Amendment or Repeal of By-laws
34.          These By-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented at the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change in these By-laws setting the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which such meeting is to be held and that in case of any change in such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to such stockholder's last known post office address at least twenty (20) days before the meeting is held.
Provisions for National Emergencies
35.          During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the following provisions shall apply notwithstanding any different provisions elsewhere contained in these By-laws:
(a)          Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing or special committee thereof cannot readily be convened for action, a meeting of such Board of Directors or committee thereof may be called by any officer of the Corporation or Director by a notice of the time and place given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio.  Three (3) Directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed Directors for such meeting.
(b)          The Board of Directors, both before or during any such emergency, may provide and modify lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
(c)          The Board of Directors, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices or authorize the officers of the Corporation so to do.
(d)          No Director or officer or employee of the Corporation acting in accordance with this Section 35 shall be liable for any act or failure to act, except for willful misconduct.
(e)          To the extent not inconsistent with this Section 35, all other Sections of these By-laws shall remain in effect during any emergency described in this Section 35 and, upon termination of the emergency, the provisions of this Section shall cease to be operative.
Indemnification
36.          (a)          Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in another capacity for or at the request of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise taxes, or penalties, including under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Section 36 shall be a contract right that vests upon a person becoming a Director or officer of the Corporation or upon a person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer of the Corporation in his or her capacity as a Director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 36 or otherwise.  Notwithstanding the foregoing, subsequent to an indictment of, or the filing of a civil complaint by a U.S. federal or state governmental enforcement agency against, a Director or officer of the Corporation (in any capacity, including as an employee or agent of another enterprise and service to an employee benefit plan) entitled to or receiving advancement of expenses, the Corporation may, subject to applicable law (including to the extent indemnification is required under Section 145(c) of the Delaware General Corporation Law), terminate, reduce, or place conditions upon any future advancement of expenses (including with respect to costs, charges, attorneys' fees, experts' fees, and other fees) incurred by such Director or officer relating to his or her defense thereof if (i) such Director or officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions on such Director or officer, or otherwise admits in a legal proceeding to the alleged violation resulting in the relevant indictment or complaint or (ii) if the Corporation initiates an internal investigation and a determination is made (x) by the disinterested Directors, even though less than a quorum, or (y) if there are no disinterested Directors or the disinterested Directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-maker at the time such determination is made demonstrate that such Director or officer acted in a manner that is not indemnifiable by the Corporation.  Any future indemnification or similar agreement entered into by the Corporation with any Director or officer of the Corporation that addresses the advancement of expenses shall contain restrictions substantially similar to the immediately preceding sentence.
(b)          If a claim under Paragraph (a) of this Section 36 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or, in the case of a claim regarding advancement of expenses, the Corporation has terminated, reduced, or placed conditions upon advancement of expenses in accordance with Paragraph (a) of this Section 36, but in each case the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)          The right to indemnification and the advancement and payment of expenses conferred in this Section 36 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, other by-law, agreement, vote of stockholders or disinterested Directors, or otherwise.
(d)          The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.
(e)          If this Section 36 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees),  judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to the full extent permitted by any applicable portion of this Section 36 that shall not have been invalidated and to the full extent permitted by applicable law.
(f)          Any amendment or modification of this Section 36 affecting the rights of persons described in this Section 36 will not alter the rights of such persons with respect to conduct pre-dating the amendment or modification without the affected individual's written consent.

 Revised effective December 7, 2017

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